EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Ecco Energy Corp. (the “Company”) dated June  26, 2009, of our report dated April 14, 2009, relating to the Company’s consolidated financial statements appearing in the Form 10-K for the year ended December 31, 2008.

/S/ GBH CPAS, PC
GBH CPAs, PC

www.gbhcpas.com
Houston, Texas

June 26, 2009